UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20649

SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

[Amendment No.      ]

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Jameson Inns, Inc.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JAMESON INNS, INC.

8 Perimeter Center East, Suite 8050

Atlanta, Georgia 30346-1604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date: June 21, 2005

Time: 11:00 a.m., local time

Place: South Terraces Conference Center

115 Perimeter Center Place

Atlanta, Georgia 30346

At the annual meeting, the shareholders of Jameson Inns, Inc. will vote upon the following proposals:

1.	Election of two directors for Class III for a three-year term which will expire at the annual meeting for 2008;

2.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2005; and

3.	Transaction of any other business as may properly come before the meeting or any adjournment of the meeting.

It is important that your shares be voted. Please vote as soon as possible by completing the proxy card and returning it in the enclosed envelope. If you decide to attend the meeting in person, you may withdraw your proxy and vote at that time. Holders of common stock of record on May 4, 2005 are entitled to one vote for each share of common stock held.

Our Board unanimously recommends that shareholders vote to elect the named nominees as directors and ratify Ernst & Young LLP as our independent registered public accounting firm for 2005 at the annual meeting.

By order of the Board of Directors,

/s/ Steven A. Curlee
Steven A. Curlee Vice President—Legal and Secretary Atlanta, Georgia May 2, 2005

It is important that you sign, date and promptly return your proxy card in the enclosed envelope, so that your shares will be represented whether or not you plan to attend the meeting. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each card should be signed and returned. No postage is required if mailed in the United States. This proxy statement has information about the annual meeting and was prepared by our management for the Board of Directors.

i

PROXY STATEMENT FOR 2005 ANNUAL MEETING

GENERAL INFORMATION ABOUT VOTING

Q:	Who can vote?

A:	You can vote your shares of common stock if our records show that you owned the shares on May 4, 2005. A total of 57,451,534 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. We do not recognize cumulative voting for the election of our directors. The enclosed proxy card shows the number of shares you can vote. This proxy statement and accompanying proxy are first being sent to shareholders on or about May 13, 2005.

Q:	How do I vote by proxy?

A:	Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct.

If you send in your proxy but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote “FOR” the nominees for director and “FOR” ratification of the appointment of the independent registered public accounting firm.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. You can change your vote at any time before your proxy is voted at the meeting. You can do this in any of three ways. First, you can send a written notice stating that you are revoking your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Secretary of Jameson at the address below. Third, you may attend the annual meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You should send any written notice or new proxy card to the Secretary of Jameson at the following address: Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1604.

Q:	What if other matters come up at the annual meeting?

A:	Our Board does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment.

Q:	Can I vote in person at the annual meeting rather than by completing the proxy card?

A:	Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

Q:	What do I do if my shares are held in “street name”?

A:	If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

Q:	How are votes counted?

A:

We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. Broker non-votes, meaning shares held in the name of a nominee where no voting instruction has been provided to the nominee, will also be counted as present to determine if a quorum exists. Directors are elected by a plurality of votes cast. The ratification of appointment of Ernst &

Young as independent registered public accounting firm will be approved if it receives the affirmative vote of a majority of votes cast. Votes will be tabulated by an inspector of election appointed by our Board of Directors. Abstentions from voting, withheld votes and broker non-votes will not be considered “votes cast” and will have no effect on the outcome of either proposal.

Q:	Who pays for this proxy solicitation?

A:	The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost will be paid by us. In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this, but they may be reimbursed for their out-of-pocket expenses incurred while assisting us in soliciting your proxy.

THE JAMESON ANNUAL MEETING

Place; Time; Purposes

We will hold our annual meeting of shareholders at South Terraces Conference Center, 115 Perimeter Center Place, Atlanta, GA 30346 on June 21, 2005, at 11:00 a.m. local time. At the annual meeting, holders of our common stock will be asked to vote on the following proposals:

1.	Election of two directors for Class III for a three-year term;

2.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm of Jameson for 2005; and

3.	Transaction of any other business as may properly come before the meeting or any adjournment of the meeting.

Our Board of Directors unanimously recommends that you vote FOR the nominees for director and FOR the ratification of Ernst & Young LLP as our independent public accounting firm for 2005.

Record Date; Quorum; Vote Required

May 4, 2005 has been fixed as the record date for determining the holders of our common stock entitled to notice of, and to vote at, the annual meeting. Only holders of record of shares of our outstanding common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

At the close of business on the record date, 57,451,534 shares of our common stock were issued and outstanding and entitled to vote at the annual meeting, and were held by approximately 3,250 holders of record.

Holders of record of our common stock are entitled to one vote per share on any matter that may properly come before the annual meeting. There is no cumulative voting for directors. Votes may be cast at the annual meeting in person or by proxy. See “-Voting of Proxies.”

Presence at the annual meeting, either in person or by proxy, of the holders of a majority of the votes entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from the nominees for director, abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Broker non-votes are shares held by brokers in street name that are not voted due to the absence of specific instructions from the shares’ beneficial owners.

Directors are elected by a plurality of votes cast. The ratification of the independent public accounting firm requires the affirmative vote of a majority of all votes cast on the matters.

Abstentions, broker non-votes and withheld votes will not be considered “votes cast.” As a result, they will have no effect on the election of directors or the proposal to ratify the independent public accounting firm.

As of the close of business on the record date, our directors and executive officers may be deemed to be the beneficial owners of approximately 3,300,000 outstanding shares of Jameson common stock (excluding shares underlying stock options). This represents approximately 5.7% of our common stock outstanding on the record date. It is expected that our directors and executive officers will vote “FOR” (a) the nominees for directors; and (b) ratification of Ernst & Young LLP as Jameson’s independent registered public accounting firm for 2005.

Voting of Proxies

If the enclosed proxy card is properly executed and returned, the shares represented by the proxy will be voted at the annual meeting. If a shareholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that shareholder’s shares will be voted in accordance with such choice. If a shareholder does not indicate a choice, such shares will be voted “FOR” each of the proposals.

Revocability of Proxies

A shareholder giving a proxy may revoke it (1) by giving written notice of revocation to the Secretary of Jameson at any time before it is voted, (2) by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of Jameson prior to or at the annual meeting, or (3) by attending the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute revocation of a proxy. All written notices of revocation or subsequent proxies should be sent and delivered to Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346, Attention: Secretary, or hand delivered to the Secretary of Jameson at or before the taking of the vote at the annual meeting.

Solicitation of Proxies

We will bear the expenses of this proxy solicitation, including the cost of preparing and mailing this proxy statement and accompanying proxy. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the annual meeting to beneficial owners of Jameson common stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by our Board of Directors or employees who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

PRINCIPAL SHAREHOLDERS AND

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of April 1, 2005, regarding (a) the ownership of our common stock by all persons known by us to be beneficial owners of more than five percent of such stock, and (b) the ownership of our common stock by (i) each of our directors and nominees for director, (ii) each of our executive officers named in the Summary Compensation Table below, and (iii) all of our executive officers and directors as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to their shares.

Name of Owner or Identity of Group	Shares of Common Stock Beneficially Owned (1)	Percentage of Class
Thomas W. Kitchin(2)	2,834,907	4.93%

Robert D. Hisrich (3) (4)	67,849	*

Michael E. Lawrence (3)	65,500	*

Thomas J. O’Haren (3)	141,396	*

David S. Fraser (5)	30,000	*

Craig R. Kitchin (6)	300,636	*

William D. Walker (7)	92,828	*

Steven A. Curlee (8)	134,468	*

Martin D. Brew (9)	116,391	*

Teachers Insurance and Annuity Association of America (10) 730 Third Avenue New York, New York 10017	6,404,500	11.18%
Hotchkis and Wiley Capital Management, LLC (11) 725 South Figueroa Street, 39th Floor Los Angeles, California 90017-5439	5,870,217	10.22%
Wellington Management Company, LLP (12) 75 State Street Boston, Massachusetts 02109	3,497,000	6.09%
All directors and executive officers as a group (11 persons) (13)	3,775,578	6.53%

*	Less than one percent (1%)

(1)	The total number includes shares issued and outstanding as of April 1, 2005, plus shares which the owner shown above has the right to acquire within 60 days after such date. For purposes of calculating the percent of the class outstanding held by each owner shown above with a right to acquire additional shares, the total number of shares excludes the shares which all other persons have the right to acquire within 60 days after such date, pursuant to the exercise of outstanding stock options.

(2)	Includes 44,000 shares issuable upon the exercise of currently vested stock options, 684,120 shares owned in equal proportions by each of the six Kitchin Children’s Trusts (the beneficiaries of which are Thomas W. Kitchin’s six children, including Craig R. Kitchin, and of which Thomas W. Kitchin serves as trustee), 260,459 shares of restricted common stock, 106,195 shares owned by Thomas W. Kitchin’s spouse and 18,850 shares owned jointly with Thomas W. Kitchin’s spouse.

(3)	Includes 65,000 shares issuable upon the exercise of currently vested stock options.

(4)	Includes 849 shares owned by Mr. Hisrich’s spouse and children, and 2,000 shares held by a trust for which Mr. Hisrich is the trustee.

(5)	Includes 30,000 shares issuable upon the exercise of currently vested stock options.

(6)	Includes 139,134 shares of restricted stock, 106,197 shares held in trust for which Craig R. Kitchin is the beneficiary and 33,000 shares issuable upon the exercise of currently vested stock options.

(7)	Includes 61,364 shares of restricted stock and 25,000 shares issuable upon the exercise of currently vested stock options.

(8)	Includes 91,750 shares of restricted stock and 25,000 shares issuable upon the exercise of currently vested stock options.

(9)	Includes 52,500 shares of restricted stock, 25,000 shares issuable upon the exercise of currently vested stock options and 16,891 shares owned jointly with Mr. Brew’s spouse.

(10)	Information based on Schedule 13G filed November 10, 2004. Teachers Insurance and Annuity Association of America holds these shares on behalf of other persons.

(11)	Information based on Schedule 13G filed April 8, 2005

(12)	Information based on Schedule 13G filed February 14, 2005. The shareholder is an investment adviser and the shares shown are held of record by the shareholder’s clients.

(13)	Includes 391,000 shares issuable upon the exercise of currently vested stock options and 681,207 shares of restricted common stock.

EXECUTIVE OFFICERS

The executive officers of Jameson are:

Name	Position
Thomas W. Kitchin	Chief Executive Officer, Chairman of the Board of Directors

Craig R. Kitchin	President, Chief Financial Officer, Director

William D. Walker	Vice President – Development

Steven A. Curlee	Vice President – Legal, General Counsel, Secretary

Anthony D. Maness	Vice President – Hotel Operations of Kitchin Hospitality

Martin D. Brew	Treasurer, Chief Accounting Officer

W. David Vining	Vice President – Marketing of Kitchin Hospitality

Set forth below is certain information concerning our executive officers except for Thomas W. Kitchin and Craig R. Kitchin. Information concerning Thomas W. Kitchin and Craig R. Kitchin is set forth below under the heading “Proposal One—Election of Directors – Nominees for Director.”

William D. Walker, 51, is our Vice President—Development. He has been one of our officers since our inception in 1988 and served as a director from 1988 through October 1993. Prior to joining us, he worked in various financial management positions for 12 years. Mr. Walker received a B.B.A. degree in finance from Texas Tech University in 1975. Mr. Walker has resigned effective June 1, 2005.

Steven A. Curlee, 53, became our General Counsel and Secretary in January 1993 and Vice President—Legal in September 1997. From April 1985 to July 1992, he was general counsel of a public oil and gas company. Prior thereto, he was engaged in the private practice of law in Tulsa, Oklahoma for five years. From 1976 to 1980, Mr. Curlee served on active duty in the U.S. Navy as a Judge Advocate. Mr. Curlee received a B.A. degree in political science and a J.D. degree from the University of Arkansas. He received an L.L.M degree in taxation from Georgetown University.

D. Anthony Maness, 44, became Vice President—Hotel Operations of Kitchin Hospitality in February 2005. He joined Kitchin Hospitality in July 1988 as a Regional Manager. He later became the Director of Information Systems and from 2003 to 2005 was Chief Information Officer. Prior to joining us, Mr. Maness was President of Winfield Hospitality, Inc. from 1994 to 1998. Prior to joining Winfield Hospitality, he was Executive Vice President of McNeill Hospitality Corporation from 1985 to 1994. From 1980 to 1985, Mr. Maness was with Holiday Inns, Inc. as Manager of Central Site Training. Mr. Maness has a B.A. degree in psychology and a B.S. degree in computer information systems from Freed-Hardeman University.

Martin D. Brew, 44, is our Treasurer and Chief Accounting Officer. He joined us in May 1999 upon completion of the merger with Signature Inns, Inc. He was employed by Signature Inns from 1986 until its merger with Jameson in 1999, first as controller and later as treasurer. Mr. Brew was employed by KPMG LLP prior to his employment with Signature Inns. Mr. Brew has a B.S. degree in business from Indiana University and is a certified public accountant.

W. David Vining, 50, is Vice President—Marketing of Kitchin Hospitality. He joined Kitchin Hospitality in May 2004. Mr. Vining is also our Director of Investor Relations. From May 2001 to September 2003, he was Director of Direct Marketing for Best Software, Inc. From November 1999 to May

2001, Mr. Vining was employed as Director of Customer Marketing by E*Trade Group, Inc. From 1994 to 1999, he was Director of Advertising and Direct Marketing at Compaq Computer Corporation. Prior to 1994, Mr. Vining was Director of Direct Marketing for Holiday Inn Worldwide from 1991 to 1994. He was Vice President of Direct Marketing of Hospitality Franchise Systems from 1989 to 1991 and Vice President of Club Marketing of Days Inns of America, Inc. from 1987 to 1989. Mr. Vining has a B.S. degree in communications from the University of Tennessee.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our articles of incorporation state that the Board of Directors must have at least two but not more than 15 directors, as determined from time to time by resolution of the Board of Directors. The Board of Directors is divided into three classes. The terms of the classes are staggered so that, except for directors appointed to fill vacancies created by an increase in the number of directors, only one class is elected at the annual meeting of shareholders each year for a three-year term. The term of the Class III directors, currently consisting of Thomas W. Kitchin and Craig R. Kitchin, will expire at the annual meeting. The accompanying proxy solicits your vote to elect Thomas W. Kitchin and Craig R. Kitchin as Class III directors. The term of the Class III directors elected at this annual meeting will expire at the annual meeting of shareholders to be held in 2008.

Our Board of Directors has nominated the persons named above for election as directors. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Thomas W. Kitchin and Craig R. Kitchin. If either of these gentlemen becomes unable for any reason to stand for election, it is intended that the persons named in such proxy will vote for the election of such other person as the Board of Directors may recommend. We know of no reason why either of the nominees will be unavailable or unable to serve.

The Jameson Board of Directors recommends a vote “FOR” Thomas W. Kitchin and Craig R. Kitchin for directors.

Nominees for Director

Class III

(Term to Expire in 2008)

Thomas W. Kitchin, 63, is our chief executive officer and chairman of the Board of Directors. He has been an officer and director of Jameson since its incorporation in 1988. He served from 1977 until December 1986 as the president and chairman of the board of a public oil and gas company. Prior thereto, Mr. Kitchin was involved in the banking business for 16 years. Mr. Kitchin serves as a member of the board of trustees of Marist School, Northside Hospital Foundation and Jekyll Island Foundation and as a member of the board of councilors of the Carter Center. Thomas W. Kitchin is the father of Craig R. Kitchin, our president, chief financial officer and director.

Craig R. Kitchin, 37, became our chief financial officer in February 1994, president in November 1998 and a director in 2004. He joined us as our controller and treasurer in June 1992 upon receiving his M.B.A. degree from the University of Chicago with concentrations in accounting and finance. Before attending the University of Chicago, he was a financial analyst with FMC Corporation in Santa Clara, California, from 1989 to 1990. Craig Kitchin graduated from Santa Clara University with a B.S. degree in finance in 1989. He is the son of Thomas W. Kitchin, our chairman and chief executive officer.

Acting by unanimous written consent, on October 19, 2004, our Board increased the number of directors comprising the Board to six and appointed Craig R. Kitchin to become our sixth director. Under our bylaws, a director filling a newly created vacancy is to serve until the next annual meeting of the shareholders at which time he or she is to stand for election by the shareholders at that meeting. After review and evaluation of Craig R. Kitchin’s qualifications to serve as a director, the Governance and Nominating Committee recommended him to our Board of Directors to fill the vacancy created by the increase in the size of our Board and then to stand for election at the 2005 Annual Meeting of Shareholders.

Directors Continuing in Office

Class I

(Term Expires 2006)

Robert D. Hisrich, Ph. D., 60, became one of our directors in October 1993. Dr. Hisrich has held the A. Malachi Mixon III Chair in Entrepreneurial Studies and has been a professor at the Weatherhead School of Management, Case Western Reserve University, Cleveland, Ohio, since September 1993. From 1985 until his appointment at Case Western Reserve University, Dr. Hisrich held the Bovaird Chair of Entrepreneurial Studies and Private Enterprise and was a Professor of Marketing and a Director of the Enterprise Development Center at The University of Tulsa, Tulsa, Oklahoma. Dr. Hisrich was a Visiting Professor at the Technical University of Vienna in Austria in 2001 and at the University of Ljubljana in Slovenia in 2000. In addition, since 1974 Dr. Hisrich has been director of H & B Associates, a marketing and management consulting firm and is a director of Xeta Tech Corporation, Noteworthy Corporation and NeoMed Technologies. He has also held a number of other academic positions and is widely published in the areas of marketing, management and entrepreneurship. Dr. Hisrich has a B.A. degree in English and science from DePauw University, an M.B.A. degree in marketing from the University of Cincinnati and a Ph.D. degree in business administration from the University of Cincinnati.

Thomas J. O’Haren, 71, became one of our directors in June 1997. Mr. O’Haren was employed for 40 years in sales and marketing for Cigna Financial Advisors, Inc., a company engaged in the insurance business. From May 1992 through September 1998, Mr. O’Haren served that company both as a regional vice president and as a consultant. Since October 1998, Mr. O’Haren has been a management consultant to the financial services industry. In addition, since 2002, Mr. O’Haren has been an agent for Prudential Financial, Inc. He is active in the insurance industry, including serving as a member of the board of trustees and as adjunct professor of leadership at The American College, the degree-granting college of the insurance industry, as a member of The American College Leadership Institute and as chairman of the board of trustees of the GAMA Foundation, a research foundation for the insurance industry. He is also a member of the board of trustees of Marist School. Mr. O’Haren has a B.S. degree in finance from Pennsylvania State University and received his Chartered Life Underwriter designation in 1966 and his designation as a Chartered Financial Consultant in 1983.

Class II

(Term to Expire 2007)

David S. Fraser, 66, became one of our directors in March 2004. He served as Vice President—Chief Financial Officer of Crown Crafts, Inc, a company in the home textile industry with headquarters in Atlanta, Georgia, from 1998 until he retired in 2000. From 1994 until 1997, he was Chief Financial Officer and Treasurer of Graphic Industries, Inc., a public commercial printing company in Atlanta. From 1981 to 1994, he was President and a principal of Pawly Industries Corporation a private company involved in the manufacture and distribution of marine accessories. From 1977 until 1981, he was Vice-President and Treasurer of Fuqua Industries, Inc., a Fortune 500 company based in Atlanta, Georgia. From 1965 to 1977, he held a variety of positions, including Vice President, Corporate Banking, for Crocker National Bank, a national bank headquartered in Los Angeles, California. Mr. Fraser currently serves as a director for Delta Apparel, Inc., an AMEX listed company based in Duluth, Georgia that is in the active wear apparel industry, and serves as chairman of that company’s audit committee of the board of directors. Mr. Fraser earned a B.S. degree in business administration from the University of California, Los Angeles and served for four years in the Army Corps of Engineers, having graduated with distinction from the U.S. Army Engineer School.

Michael E. Lawrence, 60, became one of our Directors in April 1994. Since March 1994, he has been Chief Executive Officer and a director of Sea Pines Associates, Inc., a publicly held corporation which owns and operates real estate and recreational properties on Hilton Head Island, South Carolina. Mr. Lawrence is president of Sea Pines Company, Inc. and Sea Pines Real Estate Company, Inc. Prior to joining Sea Pines Associates, Inc., Mr. Lawrence was a management consultant with Ernst & Young from 1969 through 1989 and was a partner in that firm from 1982 through 1989. Mr. Lawrence is a licensed real estate broker and a certified public accountant with a B.S. degree from Washington & Lee University and an M.B.A. degree from Emory University.

Compensation of Directors

We pay each director other than Thomas W. Kitchin and Craig R. Kitchin an annual fee of $10,000. Payment of the annual fee is not contingent upon attendance at Board or committee meetings. We also pay $500 for Board of Directors or Board committee meetings attended and for reimbursement of expenses incurred in attending Board or committee meetings.

Under our Director Stock Option Plan (the “1995 Director Plan”), each director who is not otherwise an employee of the Company or an employee of any of our subsidiaries or affiliates is granted an option to purchase 25,000 shares of common stock upon his initial election as director. Dr. Hisrich and Mr. Lawrence, who were elected or appointed as directors prior to the adoption in 1995 of the 1995 Director Plan, each received options to purchase 25,000 shares of common stock upon the adoption of the 1995 Director Plan in exchange for their surrender and the cancellation of stock options previously granted to each of them under the 1993 Jameson Stock Incentive Plan. Options granted under the 1995 Director Plan vest immediately at the time of grant and have a per share exercise price equal to the fair market value of a share of common stock at the close of business on the last business day preceding the day of grant.

Under our 1997 Director Stock Option Plan (the “1997 Director Plan”), each of our directors who is serving as a director on the first business day following our annual meeting of shareholders and at such annual meeting was considered as a director who was continuing in office or was reelected as a director and is not otherwise an employee of the Company or an employee of any of our subsidiaries or affiliates is granted an option to purchase 5,000 shares of common stock as of the first business day following the annual meeting of our shareholders. Options granted under the 1997 Director Plan vest immediately at the time of grant and have a per share exercise price equal to the fair market value of a share of common stock at the close of business on the last business day preceding the day of grant.

Independence of Directors

Pursuant to Rule 4350(c) of The Nasdaq Stock Market’s listing standards, a majority of the our directors must be “independent directors” as that term is defined by Nasdaq Listing Standards Rule 4200(a)(15). The Board of Directors has affirmatively determined that each of Messrs. Lawrence, Fraser and O’Haren and Dr. Hisrich is an “independent director” and these directors constitute a majority of the Board of Directors. Thomas W. Kitchin, our chairman of the Board and chief executive officer, and Craig R. Kitchin, our president and chief financial officer, are not independent directors.

Meetings and Committees of the Board of Directors

During 2004, the Board of Directors held five meetings. In addition, the Board of Directors took action by unanimous written consent 20 times during 2004. No director attended fewer than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period in which the respective director was a director during 2004, and (2) the total number of meetings held by all committees of the Board of Directors on which the respective director served. We have a standing Audit Committee, Compensation Committee and Governance and Nominating Committee of the Board of Directors.

We have a standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is composed of Dr. Robert H. Hisrich Michael E. Lawrence, Thomas J. O’Haren and David S. Fraser. Mr. Fraser serves as Chairman of the Audit Committee. The Audit Committee, which met four times in 2004, annually appoints our independent registered public accounting firm. The Audit Committee also reviews (a) any transactions between the Company and its officers, directors and key employees, (b) the plans for and results of audits of the Company, (c) the adequacy of the Company’s system of internal accounting controls, and (d) major changes to the Company’s auditing and accounting principles and practices suggested by the independent registered public accounting firm, internal auditor, if any, or management. It operates under a written charter, a copy of which is available on our website at jamesoninns.com. Information at our website is not and should not be considered a part of this proxy statement.

Audit Committee Financial Expert. The Board of Directors has determined that Mr. Fraser is an “audit committee financial expert” for purposes of the SEC rules. The Board made a qualitative assessment of Mr. Fraser’s level of knowledge and experience based on a number of factors including his formal education and experience as chief financial officer of a reporting company. Under currently applicable rules, Mr. Fraser is “independent” as defined under Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market, Inc.

During 2004, the Compensation Committee consisted of Dr. Robert D. Hisrich, Michael E. Lawrence and Thomas J. O’Haren, none of whom are officers of the Company. Mr. O’Haren serves as chairman of the Compensation Committee. Under currently applicable rules, all members are “independent” as defined under Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market, Inc. Thomas W. Kitchin was a member of the Compensation Committee until April 29, 2004. Mr. Kitchin is and was during 2004, our chief executive officer and chairman of the Board.

The Compensation Committee met three times in 2004. The Compensation Committee assists the Board in discharging its responsibility relating to compensation of directors, executive officers and other employees as the Compensation Committee may designate. The Compensation Committee also administers the Jameson 1993 Stock Incentive Plan, the Jameson 1996 Stock Incentive Plan and the Jameson 2003 Stock Incentive Plan. It operates under a written charter, a copy of which is available on our website at jamesoninns.com.

The Governance and Nominating Committee is composed of Dr. Hisrich and Messrs. Lawrence and O’Haren. Under currently applicable rules, all members are “independent” as defined under Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market, Inc. Dr. Hisrich serves as Chairman of the Governance and Nominating Committee. The Governance and Nominating Committee which met two times in 2004, determines the slate of director nominees, identifies and recommends candidates to fill vacancies occurring between annual meetings, and reviews, evaluates and recommends changes to our corporate governance policies and procedures. It operates under a written charter adopted by our Board and available on our website at jamesoninns.com.

Our Governance and Nominating Committee will consider nominees recommended by other directors, employees and shareholders. Our Bylaws provide that nominations of candidates for election as directors may be made by or at the direction of the Board of Directors or by any shareholder who complies with the advance notice procedures set forth therein. These procedures require any shareholder who intends to make a nomination for director to deliver notice of such nomination to our Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting. The notice must contain information as would be required to be disclosed in a proxy statement eliciting proxies for the election of such nominee, including the nominee’s consent to serve as a director if elected. If the chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, the nomination will be disregarded.

Before recommending an incumbent, replacement or additional director, the Governance and Nominating Committee will evaluate his or her qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors. The committee will also assess the candidate’s qualifications as an “independent director” under the current listing standards of The Nasdaq Stock Market, Inc. A nominee must be able to devote the time, energy and attention as may be necessary to properly discharge his or her services as a director. As part of the evaluation, one or more members of the committee, and others as appropriate, may interview the candidate. After completing this evaluation, the committee will make a recommendation to the full Board as to the persons who should be nominated by the Board. The Board determines the nominees after considering the recommendation of the committee.

Shareholder Communications with the Board of Directors

The Board of Directors has established a process to receive communications from shareholders. Shareholders may contact any member of the Board by mail. To communicate with the Board of Directors, correspondence should be addressed to the Board of Directors or to the Board member by name, c/o Corporate Secretary at 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1604.

While communications received as set forth above will generally be forwarded directly to the named Board member or members, these communications may be opened by our corporate secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.

Attendance at Annual Meeting

We have informally encouraged our directors to attend the annual meeting of shareholders. However, we have had no formal policy in this regard. Four of our directors attended the 2004 annual meeting of shareholders.

Report of the Audit Committee

The Audit Committee of our Board of Directors is comprised of four directors who are not officers of the Company. Under currently applicable rules, all members are “independent” as defined under Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market, Inc. The Audit Committee reviews our financial reporting process on behalf of the Board of Directors and performs other functions listed in the amended Charter of the Audit Committee adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004, with management;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and supplemented;

•	received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended and supplemented, and discussed with the independent accountants the independent accountants’ independence; and

•	based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Report filed by:	David S. Fraser
Robert D. Hisrich, Ph. D
Michael E. Lawrence
Thomas J. O’Haren

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and to furnish us with a copy of each of these reports. SEC regulations impose specific due dates for these reports, and we are required to disclose in this proxy statement any failure to file by these dates during fiscal 2004.

To our knowledge, based solely on the review of the copies of these reports furnished to us and written representations that no other reports were required, during and with respect to fiscal 2004, all Section 16(a) filing requirements applicable to our executive officers, directors and more than 10% shareholders were complied with.

Executive Compensation

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer and the named executive officers for services in all capacities to the Company during the fiscal years ended December 31, 2002, 2003 and 2004. No information is given as to any person for any fiscal year during which such person was not an executive officer of the Company.

Summary Compensation Table

								Long Term Compensation Awards
		Annual Compensation(1)
Name and Principal Position	Year	Salary			Bonuses			Restricted Stock Awards(2) (3)	Securities Underlying Options	All Other Compensation
Thomas W. Kitchin, Chairman and Chief Executive Officer	2004 2003 2002	$ $ $	338,633 203,180 186,248	(4) (4)	$ $	100,000 7,350 —		$149,000 — —	100,000 — —	$ $ $	21,152 7,019 6,659	(5) (6) (7)

Craig R. Kitchin, President and Chief Financial Officer	2004 2003 2002	$ $ $	225,000 105,300 84,240	(4) (4)	$ $	89,429 7,688 —	(8)	$74,500 — —	75,000 — —	$ $ $	663 545 674	(9) (10) (11)

William D. Walker, Vice President – Development	2004 2003 2002	$ $ $	163,000 114,400 114,400		$	— 8,250 —		— — —	50,000 — —	$ $ $	792 10,369 1,560	(12) (13) (14)

Steven A. Curlee, Vice President – Legal and Secretary	2004 2003 2002	$ $ $	156,000 88,400 62,400	(4) (4)	$ $	52,885 7,013 —	(8)	$52,150 — —	50,000 — —	$ $ $	366 601 802	(15) (16) (17)

Martin D. Brew, Treasurer, Chief Accounting Officer	2004 2003 2002	$ $ $	141,000 103,500 80,500	(4) (4)	$ $	42,885 7,425 —	(8)	$44,700 — —	50,000 — —	$ $ $	549 611 681	(18) (19) (20)

(1)	Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.

(2)

Represents the dollar value of the restricted stock award based on the number of shares granted and the market value of the Company’s common stock on the grant date. All grants of restricted stock are made under the Jameson 2003 Stock Incentive Plan. As of December 31, 2004, the aggregate number of shares of unvested restricted stock held by the named executive officers and the dollar value of such shares was: Thomas W. Kitchin, 162,459 shares ($320,044); Craig R. Kitchin, 90,134 shares ($177,564); Steven A. Curlee, 57,250 shares ($112,783); and Martin D. Brew, 25,000 shares ($49,250). The dollar values are based on the closing market price of the Company’s common stock on December 31, 2004, of $1.97 per share.

The restricted stock awards for 2004 were granted to the named executive officers on April 1, 2005. One-third of the restricted shares will vest on each of the first three anniversary dates of the date of grant.

(3)	The Company will pay as an additional bonus a cash amount sufficient to pay the federal and state income taxes incurred as a result of the vesting of the shares of restricted stock which were granted for services provided in 2004. The cash bonuses are to be paid only if and when the restricted shares vest.

(4)	In 2002 and 2003, these persons held positions with Kitchin Hospitality, as well as with the Company, and received compensation from Kitchin Hospitality. The amount set forth in the table for 2002 and 2003 represents an allocation to the Company by Kitchin Hospitality of the total compensation from both entities based on the estimated time spent by this person related to the Company. Compensation which this person received for 2002 and 2003 from Kitchin Hospitality is not reported in the table. Since we acquired Kitchin Hospitality in January 2004, the compensation for 2004 includes compensation from both the Company and Kitchin Hospitality.

(5)	Includes a term life insurance premium of $10,498, a 401(k) Company match of $662 and $9,992 as reimbursement for expenses incurred in connection with negotiation of Mr. Kitchin’s employment agreement.

(6)	Includes a term life insurance premium of $6,299 and a 401(k) Company match of $720.

(7)	Includes a term life insurance premium of $5,774, a 401(k) Company match of $61 and payment for a tender of incentive stock options in the amount of $824.

(8)	Includes bonuses paid by Thomas W. Kitchin through Kitchin Residential Construction Company, LLC for services provided to benefit members of the Kitchin family as prior owners of Kitchin Hospitality, in connection with the Company’s acquisition of Kitchin Hospitality.

(9)	Includes a term life insurance premium of $285 and a 401(k) Company match of $378.

(10)	Includes a term life insurance premium of $214 and a 401(k) Company match of $331.

(11)	Includes a term life insurance premium of $171, a 401(k) Company match of $323 and payment for a tender of incentive stock options in the amount of $180.

(12)	Includes a term life insurance premium of $369 and a 401(k) Company match of $423.

(13)	Includes $10,000 for moving expenses and a term life insurance premium of $369.

(14)	Includes a term life insurance premium of $369, a 401(k) Company match of $441 and payment for a tender of incentive stock options in the amount of $750.

(15)	Includes a term life insurance premium of $366.

(16)	Includes a term life insurance premium of $311 and a 401(k) Company match of $290.

(17)	Includes a term life insurance premium of $220, a 401(k) Company match of $229 and payment for a tender of incentive stock options in the amount of $353.

(18)	Includes a term life insurance premium of $420 and a 401(k) Company match of $129.

(19)	Includes a term life insurance premium of $378 and a 401(k) Company match of $233.

(20)	Includes a term life insurance premium of $294, a 401(k) Company match of $282 and payment for a tender of incentive stock options in the amount of $105.

Option/SAR Grants in Last Fiscal Year

Individual Grants					Potential realizable value at assumed annual rates of stock price appreciation for option term
Name (a)	Number of securities underlying options granted (b)	Percent of total options granted to employees (c)	Exercise or base price per share (d)	Expiration date (e)	5% ($) (f)	10% ($) (g)
Thomas W. Kitchin	100,000	14.41%	$2.90	2/19/14	$182,379	$462,185
Craig R. Kitchin	75,000	10.20%	$2.90	2/19/14	$136,785	$346,639
William D. Walker	50,000	7.20%	$2.90	2/19/14	$91,190	$231,039
Steven A. Curlee	50,000	7.20%	$2.90	2/19/14	$91,190	$231,039
Martin D. Brew	50,000	7.20%	$2.90	2/19/14	$91,190	$231,039

Aggregated Option Exercises in Last Fiscal Year;

Fiscal Year-End Values of Options

The named executive officers did not exercise any options during 2004. The following table sets forth the values of all options held by the named executive officers as of December 31, 2004.

Name	Number of Unexercised Options at Fiscal Year-End		Value of Unexercised in-the- Money Options at Fiscal Year-End
	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas W. Kitchin	24,000	116,000	$0	$0
Craig R. Kitchin	18,000	87,000	$0	$0
William D. Walker	15,000	60,000	$0	$0
Steven A. Curlee	15,000	60,000	$0	$0
Martin D. Brew	15,000	60,000	$0	$0

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2004 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
category	(a)	(b)	(c)
Equity compensation plans approved by security holders	960,600	$3.48	562,980	(1)
Equity compensation plans not approved by security holders(2)	125,000	$6.51	75,000

Total	1,085,600	$3.83	637,980

(1)	The number of securities available for issuance under the Jameson 2003 Stock Option Plan was 1,000,000 initially. The number increases automatically under the plan by 100,000 shares on each anniversary of the Plan and as of December 31, 2004 was 1,100,000 shares.

(2)	The Jameson Inns, Inc. 1997 Director Stock Option Plan (the “1997 Plan”) was not presented to shareholders for a vote and thus was not approved by security holders. Each director who is not an officer or employee of the Company or any of its affiliated companies is eligible to participate in the 1997 Plan. Participants are granted an option to purchase 5,000 shares of common stock of the Company on the first business date following the annual shareholders meeting. 200,000 shares of common stock were reserved for issuance under the 1997 Plan. No options can be issued after November 19, 2007. Options are not exercisable until six months after the date the option was granted. In addition, options may not be exercised more than (i) three months after the participant’s cessation of service as a director by reason of resignation or failure to be reelected, (ii) one year after the participant’s disability or (iii) 15 months after the date of a participant’s death.

The exercise price for each share subject to an option is the fair market value of the stock on the date the option is granted. “Fair market value” means the closing bid price reported on the Nasdaq National Market System on the date when fair market value is to be determined. Payment of the exercise price must be in cash, through the delivery of shares of common stock previously held by the participant for at least six months and having a fair market value on the date of exercise equal to the full amount of the exercise price or by a combination of these two methods. In lieu of paying the exercise price by cash or delivery of previously held common stock, a participant may elect to have shares of common stock withheld from the shares deliverable upon exercise if such election is delivered to the Company six months prior to the exercise date or prior to the exercise date and in any ten business day period beginning on the third business day following the release of the Company’s annual or quarterly summary statement of sales and earnings.

Options are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Only the director participant or his or her guardian or legal representative can exercise an option during the participant’s lifetime. The shares of common stock issued upon the exercise of options have resale restrictions.

Employment Agreements

On February 19, 2004, we entered into employment agreements with Thomas W. Kitchin, Craig R. Kitchin, William D. Walker, Steven A. Curlee and Martin D. Brew. For 2003 and prior years, our employment agreements provided that the executive officer’s base salary payable by us was the base salary multiplied by the percentage that the time he devoted to the business of Jameson bore to the time he devoted to the business and affairs of Jameson, the various Inns owned by us and operated by Kitchin Hospitality. In 2004, we eliminated this provision in light of the recent acquisition of Kitchin Hospitality by us. The agreements may be terminated at will by the employee or by us, subject to early termination provisions which may require us to pay certain benefits described below. All of the named executive officers are eligible under the employment agreements to participate in incentive, profit sharing, savings, retirement and welfare benefit plans, and are entitled to expense reimbursement and other fringe benefits.

If Thomas W. Kitchin’s employment is terminated by us without cause or by him for good reason, he is entitled to two times his annual base salary then in effect and the average of his annual bonuses for the two preceding fiscal years. Upon termination by us without cause or by the named executive officer for good reason, Messrs. Walker, Curlee and Brew will be entitled to receive payment on a monthly basis for a twelve-month period and Craig Kitchin is entitled to receive payment on a monthly basis for an 18-month period, in an amount equal to one-twelfth of such named executive’s annual base salary then in effect and one-twelfth of the average of his annual bonuses for the two preceding fiscal years. In addition, upon termination as described above, Thomas Kitchin and all of the other named executive officers will be entitled to (a) the vesting of all restricted stock and options to purchase our common stock; (b) certain welfare benefits for two years for Thomas Kitchin, for 18 months for Craig Kitchin, and for 12 months for the other named executive officers; and (c) any other benefits such executive officer is entitled to be paid, provided or is otherwise eligible to receive under any plan, program, policy, contract or agreement.

Each employment agreement provides that in the event the severance payments and other compensation provided for under the agreement become subject to the excess parachute payment excise tax under the Internal Revenue Code of 1986, as amended, we will pay to the named executive officer an additional amount such that the net amount retained by him after deduction of the excise tax and any federal, state or local taxes will equal the total benefits or amounts he would otherwise be entitled to under the employment agreement. Each employment agreement also provides that we will require any successor to all or substantially all of our business and/or assets to assume and perform the employment agreement in the same manner that we would be required to perform.

Each employment agreement provides that we will indemnify the named executive officer in the event he was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of us, arising out of the performance of his duties or by reason of the fact that he is or was an officer, employee or agent of us if he acted in good faith and in a manner he reasonably believed to be in our best interests, and with respect to criminal proceedings, had no reasonable cause to believe his conduct was unlawful.

On April 26, 2005, we entered into a Non-Competition Agreement with Thomas W. Kitchin in accordance with the terms of a settlement of a shareholder suit against the Company and its directors. The terms of the Non-Competition Agreement provide that during the term of his employment with the Company, Mr. Kitchin will not engage in or provide services as chief executive officer or other senior management function, whether as an employee, outside advisor or independent consultant, for any organization engaged in owning and operating limited service hotel or motel properties in the states in which the Company operates properties. In addition, during the term of his employment, Mr. Kitchin will not enter into any business venture or opportunity that is the same or similar to the business of the Company without first offering such opportunity to the Company.

Report on Executive Compensation

The Compensation Committee is responsible for reviewing and approving the Company’s goals and objectives related to performance and compensation of the Company’s chief executive officer and other executive officers. The committee works to attract, motivate and retain executives critical to achievement of the Company’s short and long-term goals and increase shareholder value. The committee met three times during 2004.

When establishing salaries, bonus levels and stock-based awards, the committee considers the Company’s performance and relative shareholder return during the year, the value of similar incentive awards to persons holding comparable positions at comparable companies and the awards given to management in prior years. The committee also makes discretionary and subjective determinations of appropriate compensation amounts to take into account the Company’s philosophy of compensating individuals for the success they achieve in managing specific functions or their performance in extraordinary circumstances, such as leadership during difficult economic conditions and contributions toward achievement of strategic objectives. In the case of executive officers other than Thomas W. Kitchin, the committee places considerable weight on the recommendations of Thomas W. Kitchin.

Base Salary

The committee believes that base salary plays a major role in attracting, motivating and retaining effective management. The committee reviews individual salaries of officers annually, considering the officers’ duties and responsibilities, experience and individual performance.

Cash Bonuses

We award cash bonuses to encourage and reward performance for the year. Bonuses are based on our evaluation of each officer’s individual performance during the year in achieving financial goals and strategic objectives.

Restricted Stock and Options

The committee believes that stock ownership by executive management is essential for aligning management’s interest with that of shareholders. The Company has utilized its stock plans to reinforce a long-term interest in the Company’s performance, to encourage employees to remain with the Company, and to encourage officers and key employees to work to maximize long-term shareholder value. The committee considers a number of factors when determining stock and option grants such as individual performance, key contributions and previous stock and option grants.

The stock options granted to Thomas W. Kitchin and the named executive officers on February 19, 2004 were approved by the committee.

Chief Executive Officer’s Compensation

Thomas W. Kitchin’s compensation is determined based on the factors described in this report.

The committee established Mr. Kitchin’s 2004 base salary as $338,633, which is unchanged from his 2003 base salary which was paid by the Company and Kitchin Hospitality.

On February 19, 2004, Mr. Kitchin was granted an option to purchase 100,000 shares of our common stock at an exercise price of $2.90 per share. The committee considered the financial performance of the Company, the successful acquisition of Kitchin Hospitality and the conversion from a real estate investment trust to a C-corporation in making the grant.

In March 2005, the committee recommended a bonus of $100,000 and 100,000 shares of restricted stock for Thomas W. Kitchin to the full Board. The committee considered among other accomplishments,

the following events when recommending the 2004 bonus: the public offering of 43 million shares of the Company’s common stock, the redemption of the Company’s preferred stock and the conversion of three Signature Inns to Jameson Inns. The full Board of Directors approved the bonus.

The committee is engaging a consultant to assist it in determining executive compensation for 2005.

Report filed by:	Robert D. Hisrich, Ph. D
Michael E. Lawrence
Thomas J. O’Haren

The Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

During 2004, the Compensation Committee consisted of Dr. Robert D. Hisrich, Michael E. Lawrence and Thomas J. O’Haren. Thomas W. Kitchin was a member of the Compensation Committee until April 29, 2004. Thomas W. Kitchin is and was during 2004, our Chief Executive Officer and Chairman of the Board. Thomas W. Kitchin is also a former owner of Kitchin Hospitality which we acquired January 2, 2004. See “Certain Relationships and Related Transactions” for a discussion of our relationship to Kitchin Hospitality.

During 2004, Thomas W. Kitchin made recommendations to the Compensation Committee regarding stock option awards to executives and other key employees under the 1993 Plan and the 2003 Stock Incentive Plan. Prior to February, 2004, all other decisions regarding the compensation of executive officers, including the determination of base salaries and cash bonuses, were made in practice by Thomas W. Kitchin. The compensation committee started meeting in February 2004 and thereafter reviewed and approved all salary changes and bonuses.

During 2004, there were no compensation committee interlocks or insider participation in compensation decisions other than Thomas W. Kitchin’s involvement described above.

Shareholder Return Performance Graph

Our common stock was first registered under the Securities Exchange Act of 1934 and was listed for trading on the Nasdaq National Market on January 27, 1994. The following graph compares the percentage change in the cumulative total shareholder return on our common stock during the five year period which commenced December 31, 1999, and ended December 31, 2004, with the cumulative total return on the Nasdaq Market—U.S. Index, the SNL Hotel REIT Index used in last year’s performance graph, and a Peer Group, which is a new index selected by the Company and used in this year’s performance graph. Companies in the Peer Group include Westcoast Hospitality Corporation and Humphrey Hospitality Trust. Since the Company acquired Kitchin Hospitality and relinquished its status as a real estate investment trust, we believe that the SNL Hotel REIT Index is no longer helpful. Accordingly, we have selected the Peer Group as our new index. The comparison assumes $100 was invested on December 31, 1999 in the Company’s common stock and in each of the foregoing indices and assumes reinvestment of dividends.

The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Certain Relationships and Related Transactions

Acquisition of Kitchin Hospitality. On January 2, 2004, we completed the acquisition of Kitchin Hospitality, LLC pursuant to a Membership Interest Purchase Agreement dated September 10, 2003 that we entered into with Thomas W. Kitchin, our chairman and chief executive officer, and members of his family including Craig Kitchin, our president, chief financial officer and director, who were the 100% owners of Kitchin Hospitality. As the consideration for Kitchin Hospitality, we issued 2,185,430 shares of our common stock and paid cash in the amount of $1.3 million. Subsequently, the previous owners of Kitchin Hospitality returned 32,064 shares based on the working capital target in the Membership Interest Purchase Agreement. Kitchin Hospitality is now our wholly owned subsidiary.

We now operate all of our hotel properties. Kitchin Hospitality had historically paid the salaries of our employees and many of our other general and administrative expenses and we had reimbursed it for our share of those expenses. We terminated the cost reimbursement agreement and capital improvements agreement effective January 1, 2004. We continue to manage one hotel property that Kitchin Hospitality had been operating for third parties. We also continue to receive licensing fees from the owners of twelve inns that are operated as Jameson Inns.

Our acquisition of Kitchin Hospitality has eliminated the financial conflicts of interest that previously existed due to the ownership of Kitchin Hospitality by Thomas Kitchin and his family. Mr. Kitchin and his family will no longer realize any financial benefits from the operations of Kitchin Hospitality that are separate from their ownership interest in our capital stock.

Kitchin Hospitality had two subsidiaries that were engaged in the construction business. Kitchin Hospitality developed all of our new Jameson Inns opened since 1988 and built all of our expansions and performed all of the renovations on our Inns. On December 31, 2003, prior to our acquisition of Kitchin Hospitality, these construction subsidiaries were spun off from Kitchin Hospitality and transferred to its previous owners. Since the closing, we have not engaged, and our current intention is that we will not engage in the future, any businesses owned or controlled by our officers or directors to provide to us any services or products.

In connection with our acquisition of Kitchin Hospitality, we entered into a shareholders’ agreement and a registration rights agreement with the prior owners of Kitchin Hospitality. Under these agreements, the prior owners of Kitchin Hospitality agree that they:

•	will not acquire, through December 31, 2008 (unless approved by our independent directors), additional shares of our stock, if it would increase their aggregate ownership percentage beyond what it was at the time of the acquisition (which was 17.5%);

•	will not vote their shares for a business combination not approved by our Board of Directors prior to January 1, 2009;

•	during the term of the shareholders’ agreement, will not initiate or become involved in any proxy solicitation initiated by a third party without the consent or approval of our Board of Directors;

•	during the term of the shareholders’ agreement, will vote their shares of stock for nominees for directors in proportion to the votes cast with respect to shares owned by other shareholders, except they may vote in favor of their own nominee(s) or at their discretion in connection with an election contest;

•	during the term of the shareholders’ agreement, will agree to vote their shares of stock on shareholder proposals as recommended by the Board of Directors; and

•	may require us to register, for a public offering, the shares of our common stock they received, after January 1, 2005.

The shareholders’ agreement will terminate upon the earlier of the date on which the sellers’ interest falls below 5% and 20 years.

Kitchin Hospitality Acquisition Bonuses. On January 2, 2004, certain of our executive officers received bonuses for services provided to benefit Thomas W. Kitchin and his family, as prior owners of Kitchin Hospitality, in connection with the Company’s acquisition of Kitchin Hospitality. The bonuses were paid by Thomas W. Kitchin through Kitchin Residential Construction Company, LLC, a former subsidiary of Kitchin Hospitality which is now owned by Thomas W. Kitchin and members of his family, including Craig R. Kitchin, our president, chief executive officer and director. The bonuses were paid partly in cash and partly in shares of the Company’s common stock. The officers of the Company who received bonuses upon the successful completion of the acquisition were Craig R. Kitchin ($8,000 and 17,000 shares), Steven A. Curlee, our vice president-legal and general counsel ($5,700 and 12,000 shares), and Martin D. Brew, our treasurer and chief accounting officer ($5,700 and 12,000 shares).

Employment of Matthew Kitchin. Matthew Kitchin, a manager in our marketing department, is the son of Thomas W. Kitchin, our chief executive officer and chairman of the board and is the brother of Craig R. Kitchin, our president, chief financial officer and director. In 2004, Matthew Kitchin earned $84,000 in salary and bonus.

Code of Ethics

Our chief executive officer, chief financial officer, chief accounting officer and controller are required to abide by our Code of Ethics for CEO and Senior Financial Officers. This Code of Ethics was designed to deter wrongdoing and to promote (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us, (3) compliance with applicable governmental laws, rules and regulations, (4) prompt internal reporting of violations of the Code of Ethics to an appropriate person, and (5) accountability for adherence to the Code of Ethics.

Our officers and employees are required to abide by our Ethics and Standards of Business Conduct. The full texts of both the Codes of Ethics for CEO and Senior Financial Officers and the Ethics and Standards of Business Conduct are published on our website, at www.jamesoninns.com. We intend to disclose future amendments to, or waivers from, certain provisions of these ethical policies and standards for officers and directors on our website within five business days following the date of such amendment or waiver.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2005. Ernst & Young LLP have been our independent auditors since Jameson’s inception in 1988. A proposal will be presented at the Annual Meeting asking the shareholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

A representative of Ernst & Young LLP is expected to be present at the annual meeting and therefore is expected to be available to respond to appropriate questions. If a representative of Ernst & Young LLP is present at the meeting, he or she will be given the opportunity to make a statement, if he or she desires to do so, and respond to appropriate questions.

The following table sets forth the estimated aggregate fees billed to us for the fiscal years ended December 31, 2004 and 2003 by our principal accounting firm, Ernst & Young LLP.

	2004	2003
Audit Fees(1)	$720,663	$203,724
Audit-Related Fees(2)	$22,597	$173,344
Tax Fees(3)	$139,813	$133,046
All Other Fees	—	—

Total	$883,073	$510,114

(1)	The Audit Fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements as well as fees for professional services that must be performed by the independent registered public accounting firm. Audit fees for 2004 include (a) $104,091 billed to us in 2004 to complete the 2003 audit of Kitchin Hospitality, LLC, which was acquired by us effective January 1, 2004, (b) $375,226 for the 2004 financial statement audit, (c) $67,242 for reviews of our quarterly financial statements, (d) $172,041 for assurance services related to our equity offering completed in July 2004 and (e) $2,063 for other services. Audit fees for 2003 include (a) $140,575 for our 2003 financial statement audit, (b) $60,879 for reviews of our quarterly financial statements, and (c) $2,270 for other services.

(2)	The Audit-Related Fees represent fees for professional services provided for assurance and related services that are traditionally performed by the independent registered accounting firm. Audit-Related Fees for 2003 include services rendered in connection with the audit related to special issues with respect to our acquisition of Kitchin Hospitality and the required disclosures.

(3)	The Tax Fees represent fees for professional services rendered for tax compliance, tax advice and tax planning. Tax compliance fees include fees for preparation and review of tax returns, preparation of claims for refunds and other tax compliance services and assistance. Tax consulting fees consist of fees for tax planning and advice including services related to the acquisition of Kitchin Hospitality and relinquishing our status as a REIT and general tax-related consultation.

The audit committee considered whether Ernst & Young’s services are compatible with maintaining its independence and determined that they are.

Policy on Pre-Approval of Audit Services. The audit committee is required to pre-approve the audit and non-audit services performed by the independent certified public accountants in order to assure that the provision of such services does not impair the accountant’s independence. Unless a type of service to be provided by the independent certified public accountants has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services exceeding annually pre-approved cost levels will require specific pre-approval by the audit committee.

The audit committee annually reviews and pre-approves the services that may be provided by the independent certified public accountants without obtaining specific pre-approval from the audit committee. The audit committee revises the list of general pre-approved services from time to time, based on subsequent determinations. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent certified public accountants to management.

The Audit Committee approved 100 percent of the services for Audit Fees, Audit-Related Fees and Tax Fees for the year ended December 31, 2004.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of outstanding common stock present at the meeting, either in person or by proxy, and voting is required for approval of this proposal. Abstentions and “broker non-votes” will be counted as present for purposes of determining if a quorum is present but will not be counted as votes cast. Consequently, abstentions and “broker non-votes” will not have any effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” approval of the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholder proposals intended to be presented at the 2006 annual meeting and to be included in our proxy statement and accompanying proxy must be received in writing and addressed to Steven A. Curlee, Secretary, Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1604, no later than December 30, 2005.

However, a shareholder who intends to present business at the 2006 annual meeting of shareholders, including nominations of persons to our Board of Directors, and has not sought inclusion of the proposal in the Company’s proxy statement and accompanying proxy pursuant to Rule 14a-8, must comply with the requirements set forth in our bylaws. The bylaws state, among other things, that to bring business before an annual meeting or to nominate a person for our Board of Directors, a shareholder must give written notice that complies with the bylaws to the Secretary not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Thus, a notice of a shareholder proposal or nomination for the 2006 annual meeting of shareholders, submitted other than pursuant to Rule 14a-8 will be deemed untimely if given before March 26, 2006 or after April 25, 2006. As to any such proposals of which notice is timely received, the proxies named in management’s proxy for that meeting may exercise their discretionary authority with respect to such matter by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Securities Exchange Act of 1934, as amended. If for some reason a proposal is not timely received but is still presented at the meeting, the person named in management’s proxy will be entitled to exercise their discretionary authority in voting on the proposal.

We carefully consider all proposals and suggestions of shareholders. If a proposal is clearly in the best interest of the Company and our shareholders, we will implement it without including it in the proxy statement, unless shareholder vote is required by law.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

/s/ Steven A. Curlee
Steven A. Curlee, Secretary

PROXY

JAMESON INNS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas W. Kitchin and Craig R. Kitchin, or either of them, with full power of substitution, as Proxies of the undersigned, with all powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Jameson Inns, Inc. (the “Company”) to be held at South Terraces Conference Center, 115 Perimeter Center Place, Atlanta, Georgia, 30346 on June 21, 2005, at 11:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated below:

1.	Election of Directors.

	a.	☐	FOR the following nominee (except as marked to the contrary below) for term expiring in 2008: Thomas W. Kitchin

		☐	WITHHOLD AUTHORITY to vote for the nominee above.

	b.	☐	FOR the following nominee (except as marked to the contrary below) for term expiring in 2008: Craig R. Kitchin

		☐	WITHHOLD AUTHORITY to vote for the nominee above.

2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

(Continued and to be signed on the reverse side)

(Continued from other side)

This Proxy will be voted as directed herein by the undersigned stockholder. If no specifications are made, this Proxy will be voted FOR the nominees for director and FOR proposal number 2 above. If any other business should properly be brought before the meeting, the persons named as proxies will vote on such business in accordance with their best judgment.

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

Dated: _________________ , 2005

Signature(s)

Signature(s)

IMPORTANT: Please date this Proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.